CLINIGENCE HOLDINGS, INC.

CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING JUNE 30, 2019

(UNAUDITED)

CLINIGENCE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
As of,
	June 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$827,692	$119,267
Accounts receivable	282,953	186,150
Note receivable - related party	393,093	—
Other current assets	108,850	—
Total current assets	1,612,588	305,417
Property, plant and equipment, net	91,283	7,612
Identifiable intangible assets, net	1,606,789	—
Goodwill	3,185,473	—
Other non-current assets	70,448	136,399
Total non-current assets	4,953,993	144,011
TOTAL ASSETS	$6,566,581	$449,428

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,175,641	$567,006
Deferred revenue	195,882	—
Convertible notes payable - related party	—	300,000
Notes payable - related party	16,200	—
Notes payable	58,599	177,055
Total current liabilities	1,446,322	1,044,061
Convertible notes payable - related party, net of current portion	—	299,996
Notes payable, net of current portion	288,589	602,724
Total non-current liabilities	288,589	902,720
TOTAL LIABILITIES	1,734,911	1,946,781

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred member unit capital contributions	$—	$2,876,000
Members' capital contributions	—	1,078,922
Common stock, $.00001 par value 100,000,000 authorized: 16,725,668 shares issued and outstanding as of June 30, 2019	167	—
Additional paid-in capital	12,882,495	—
Accumulated deficit	(8,050,992)	(5,452,275)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	4,831,670	(1,497,353)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$6,566,581	$449,428

The accompanying notes are an integral part of these unaudited financial statements

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CLINIGENCE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
For the Six Months Ended June 30,
2019
(Unaudited)
Net revenue	$657,414

Cost of revenues	495,509

Gross Profit	161,905

Operating expenses:
Research and development	463,710
Sales and marketing	161,552
Amortization	47,211
General and administrative	1,900,985
Total operating expenses	2,573,458
Operating loss	(2,411,553)

Other income expense:

Loss on related party convertible debt conversion	(130,140)
Interest expense, net	(57,024)

Loss before income tax	(2,598,717)
Provision for income tax	—

Net loss	$(2,598,717)

Net loss per common share, basic and diluted	$(0.19)

Weighted average shares outstanding - basic and diluted	13,377,701

The accompanying notes are an integral part of these unaudited financial statements

2

CLINIGENCE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
For the Six Months Ended June 30,
2019
(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,598,717)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation	541,934
Amortization	47,211
Depreciation	5,356
Loss on related party convertible debt conversion	130,140
Amortization of debt issuance costs	11,104
Changes in operating assets and liabilities:
Accounts payable	49,620
Deferred revenue	172,682
Accounts receivable	(96,803)
Other current assets	(18,725)
Other non-current assets	67,601
Net Cash Used in Operating Activities	(1,688,597)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired in QualMetrix, Inc.	22,918
Note receivable - related party	(393,093)
Purchase of property and equipment	(84,220)
Net Cash Used in Investing Activities	(454,395)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	3,687,450
Proceeds from convertible notes	—
Principal payments on notes payable	(636,033)
Principal payments on convertible notes payable	(200,000)
Net Cash Provided by Financing Activities	2,851,417

Net change in cash and cash equivalents	708,425
Cash and cash equivalents, beginning of period	119,267
Cash and cash equivalents, end of period	$827,692

INTEREST PAID:	$45,920
TAXES PAID:	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for acquisition of QualMetrix, Inc.	$4,168,219
Common stock issued for convertible debt conversion	$399,997

The accompanying notes are an integral part of these unaudited financial statements

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CLINIGENCE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING JUNE 30, 2019

(UNAUDITED)

1. Nature of Operations

In October 2018, Clinigence Holdings, Inc. was formed as a wholly-owned subsidiary of Clinigence, LLC. On March 1, 2019, Clinigence Holdings, Inc. entered into a Contribution Agreement (“Agreement”) by and among Clinigence Holdings, Inc. (“Clinigence”), QualMetrix, Inc. (“QMX”), Clinigence, LLC (“CLI”) (collectively, the “Company”), and the Members of Clinigence, LLC. Upon closing the transactions as called for in the Contribution Agreement, Clinigence Holdings, Inc. exchanged shares of its common stock for all the outstanding member units of Clinigence, LLC and acquired substantially all of the assets of QualMetrix, Inc.

The Company is a population health analytics company that provides turnkey SaaS solutions that enable connected intelligence across the care continuum by transforming massive amounts of data into actionable insights. The Company’s solutions help healthcare organizations throughout the United States improve the quality and cost-effectiveness of care, enhance population health management and optimize provider networks. The Company enables risk-bearing healthcare organizations achieve their objectives on the path to value-based care. The Company’s platform automatically extracts and delivers targeted data insights from its cloud-based analytics engine directly to the workflows and technologies of its customers. This enhances end-user workflows with actionable analytics, seamlessly delivers data from disparate sources to the point of engagement, automates the delivery of data to ensure on-time access, and reduces dependency on non-essential applications from the end-user’s workflow. All of this allows the healthcare organization to enable population health management, manage cost and utilization, improve quality, identify gaps in care, risk stratify and target patients, increase collaboration among providers and to optimize network provider performance.

2. Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements (the “financial statements”) have been prepared on a condensed interim basis and may not include all information and footnotes which are normally included in the Company’s annual consolidated financial statements. These financial statements reflect all adjustments (consisting of normal recurring items or items discussed herein) that management believes are necessary to fairly state results for the interim period presented. Results of operations for interim periods are not necessarily indicative of annual results of operations.

Principles of Consolidation

The Company consolidates the assets, liabilities, and operating results of its wholly-owned subsidiaries, Clinigence India and Clinigence, LLC. Subsequent to the acquisition transaction, the Company legally dissolved QualMetrix, Inc. as of June 30, 2019. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of cash and highly liquid investments with original maturities of 90 days or less at the date of purchase. The Company does not have any cash equivalents as of June 30, 2019 and December 31, 2018. The Company is exposed to credit risk in the event of default by the financial institutions or the issuers of these investments to the extent the amounts on deposit or invested are in excess of amounts that are insured.

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Revenue Recognition

Revenue is generated primarily by software licenses, training, and consulting. Software licenses are provided as SaaS-based subscriptions that grants access to proprietary online databases and data management solutions. Training and consulting are project based and billable to customers on a monthly-basis or task-basis.

Revenue from training and consulting are generally recognized upon delivery of training or completion of the consulting project. The duration of training and consulting projects are typically a few weeks or months and last no longer than 12 months.

SaaS-based subscriptions are generally marketed under multi-year agreements with annual, semi-annual, quarterly, or month-to-month renewals and revenue is recognized ratably over the renewal period with the unearned amounts received recorded as deferred revenue. Deferred revenue is recorded as accrued expenses in the accompanying consolidated balance sheet and was not significant at June 30, 2019 and December 31, 2018. For multiple-element arrangements accounted for in accordance with specific software accounting guidance, multiple deliverables are segregated into units of accounting which are delivered items that have value to a customer on a standalone basis.

On January 1, 2019, the Company adopted the new revenue recognition standard Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”, using the modified retrospective method. The modified retrospective adoption used by the Company did not result in a material cumulative effect adjustment to the opening balance of accumulated deficit. Revenue from substantially all the Company’s contracts with customers continues to be recognized over time as performance obligations are satisfied.

The Company provides its customers with software licensing, training, and consulting through SaaS-based subscriptions. This subscription revenue represents revenue earned under contracts in which the Company bills and collects the charges for licensing and related services. The Company determines the measurement of revenue and the timing of revenue recognition utilizing the following core principles:

1. Identifying the contract with a customer;

2. Identifying the performance obligations in the contract;

3. Determining the transaction price;

4. Allocating the transaction price to the performance obligations in the contract; and

5. Recognizing revenue when (or as) the Company satisfies its performance obligations.

Revenues from subscriptions are deferred when cash payments are received in advance of the satisfaction of the Company’s performance obligations and recognized over the period in which the performance obligations are satisfied. The Company completes its contractual performance obligations through providing its customers access to specified data through subscriptions for a service period, and training on consulting associated with the subscriptions. The Company primarily invoices its customers on a monthly basis and does not provide any refunds, rights of return, or warranties to its customers.

Cost of Sales

The Company’s costs of sales primarily consist of cloud computing and storage costs, datasets, and contracted and internal labor costs.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, provisions for doubtful accounts, purchase price allocations, recoverability of long-lived assets including identifiable intangible assets and goodwill, and valuation of stock-based compensation. Actual results could materially differ from those estimates.

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Concentration of Credit Risk

The Company grants credit to its customers during the normal course of business. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral.

Accounts Receivable

The Company grants credit to its customers during the normal course of business. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral. The Company did not have an allowance for doubtful accounts at June 30, 2019 and December 31, 2018.

Property and Equipment

Property and equipment, consisting of computers and other office equipment, is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to five years. Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized.

At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gains or losses are reflected in the accompanying statements of operations.

Long-Lived Assets

Long-lived assets are recorded at cost and depreciated or amortized over their estimated useful lives. For purposes of determining whether there are any impairment losses, management evaluates the carrying value of the Company’s identifiable long-lived assets, including their useful lives, when indicators of impairment are present, considering whether the undiscounted lowest identifiable cash flows are sufficient to recover the carrying amount of the applicable asset or asset group. If an impairment is indicated, the Company computes the impairment based on the fair value of the asset, as compared to the carrying value of the asset, such a loss would be charged to expense in the period the impairment is identified. Furthermore, if the review of the carrying values of the long-lived assets indicates impairment of such assets, the Company may determine that shorter estimated useful lives are more appropriate.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary in order to reduce deferred tax assets to the amounts expected to be recovered.

The Company has established a valuation allowance for its deferred tax assets that are not recoverable from taxable temporary differences because the Company is unable to conclude that future utilization of a portion of its net operating loss carryforwards and other deferred tax assets is more likely than not.

The calculation of the Company’s tax positions involves dealing with uncertainties in the application of complex tax regulations in several different state tax jurisdictions. The Company is periodically reviewed by tax authorities regarding the amount of taxes due. These reviews include inquiries regarding the timing and amount of deductions and the allocation of income among various tax jurisdictions. The Company records estimated reserves for exposures associated with positions that it takes on its income tax returns that do not meet the more likely than not standards.

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The Company recognizes interest and penalties associated with uncertain tax positions as a component of income tax expense. The Company does not have any unrecognized tax benefits or a liability for uncertain tax positions at June 30, 2019. The Company does not expect to have any unrecognized tax benefits within the next twelve months. The Company recognizes accrued interest and penalties associated with uncertain tax positions, if any, as part of income tax expense. There were no tax related interest and penalties recorded as of, and for the period ended June 30, 2019. Since the Company incurred net operating losses in every tax year since inception, all of its income tax returns are subject to examination and adjustments by the IRS for at least three years following the year in which the tax attributes are utilized.

Fair Value Measurement

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 Inputs: Quoted prices in active markets for identical assets or liabilities.

Level 2 Inputs: Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 Inputs: Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The fair value of certain of the Company’s financial instruments carried at cost, including cash, accounts receivable, accounts payable, and notes payable approximate the carrying amounts presented in the balance sheet due to the short-term nature of these instruments.

Stock-based Compensation

Stock-based compensation costs for eligible employees and directors are measured at fair value on the date of grant and are expensed over the requisite service period using a straight-line attribution method for the entire award that are subject to only service vesting conditions.

Debt Issuance Costs

Debt issuance costs incurred in connection with the issuance of long-term debt are capitalized and amortized to interest expense over the terms of the related debt agreements using the effective interest method.

Identifiable Intangible Assets and Goodwill

The Company reviews its long-lived assets, inclusive of goodwill and indefinable intangible assets, at least annually for impairment.

At least annually, at the Company’s fiscal year end, or sooner if events or changes in circumstances indicate that an impairment has occurred, the Company performs a qualitative assessment to determine whether it is more likely than not that the fair value of each reporting unit is less than its carrying amount as a basis for determining whether it is necessary to complete quantitative impairment assessments. The Company is required to perform a quantitative goodwill impairment test only if the conclusion from the qualitative assessment is that it is more likely than not that a reporting unit’s fair value is less than the carrying value of its assets. Should this be the case, a quantitative analysis is performed to identify whether a potential impairment exists by comparing the estimated fair values of the reporting units with their respective carrying values, including goodwill.

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An impairment loss is recognized if the implied fair value of the asset being tested is less than its carrying value. In this event, the asset is written down accordingly. The fair values of goodwill are determined using valuation techniques based on estimates, judgments and assumptions management believes are appropriate in the circumstances.

At least annually, indefinite-lived intangible assets are tested for impairment. Impairment for intangible assets with indefinite lives exists if the carrying value of the intangible asset exceeds its fair value. The fair values of indefinite-lived intangible assets are determined using valuation techniques based on estimates, judgments and assumptions management believes are appropriate in the circumstances.

The Company amortizes its identifiable intangible assets over their estimated useful lives using a straight-line attribution method.  The Company currently amortizes its identifiable intangible assets over a period of ten to thirteen years.  The Company’s identifiable intangible assets relate to customer relationships and developed technology acquired in March 2019.

Going Concern

The accompanying interim condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Since inception, the Company has not generated sufficient cash flows from its operations to fund the Company’s on-going obligations as they arise. In the future, the Company may require sources of capital in addition to cash on hand to continue operations and to implement its strategy.

The Company may be forced to seek credit line facilities from financial institutions, equity investments or debt arrangements. No assurances can be given that the Company will be successful in obtaining such additional financing on reasonable terms, or at all. If adequate funds are not available on acceptable terms, or at all, the Company may be unable to adequately fund its business plan. This raises substantial doubt about the Company’s ability to continue as a going concern. These financials do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

3. Acquisition and Share Exchange

On March 1, 2019, the Company entered into a Contribution Agreement by and among Clinigence Holdings, Inc. (“Clinigence”), QualMetrix, Inc. (“QMX”), and the Members of Clinigence, LLC (“Agreement”) whereby Clinigence Holdings, Inc. acquired all of the assets and operations and assumed all of the liabilities of QMX. The Company acquired substantially all of the assets of QMX to further its SAAS-based offerings to its customers and expand into new markets. The goodwill is derived largely from the expected growth of the Company, as well as synergies and economies of scale expected from combining the operations of QMX with the Company. Pursuant to the Contribution Agreement, Clinigence shares were issued to QMX in exchange for substantially all of the assets of QMX. QMX shares subsequently distributed Clinigence shares to QMX stockholders in connection with QMX’s dissolution. All outstanding shares of QMX immediately preceding the dissolution were treated as one class. On the date of the combination, the shares of common stock issued to QMX had an estimated fair value of $0.83 per share based on an independent valuation.

The following table represents the fair value of the consideration paid allocated to the assets and liabilities acquired in applying the acquisition method for the completion of the QualMetrix, Inc. business combination:

Consideration	Amount
Issuance of 5,021,950 shares of common stock	$4,168,219
Net liabilities assumed	790,703
Total consideration	$4,958,922

Assets Acquired:
Current assets	$112,992
Property, equipment, and other non-current assets	6,457
Identifiable intangible assets	1,654,000
Goodwill	3,185,473
Total assets acquired	4,958,922

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The following tables provide detail associated with the Company’s acquired identifiable intangible assets:

	As of June 30, 2019
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Useful Life (in years)
Amortized intangible assets:
Customer relationships	$624,000	$(20,800)	$603,200	10
Developed technology	1,030,000	(26,411)	1,003,589	13
Total	$1,654,000	$(47,211)	$1,606,789

Aggregate Amortization Expense:	2019
For the six months ended June 30,	$47,211

The following table illustrates the estimated amortization expense by year end:

Estimated Amortization Expense:
For the year ended December 31, 2019	$70,815
For the year ended December 31, 2020	141,631
For the year ended December 31, 2021	141,631
For the year ended December 31, 2022	141,631
For the year ended December 31, 2023	141,631

The Company did not incur material acquisition costs associated with the Contribution Agreement.

In addition to the acquisition of substantially all of the assets of QualMetrix, Inc., as part of the Contribution Agreement, 15,978,062 issued and outstanding member units (including incentive units) of Clinigence, LLC were exchanged for 7,533,000 shares of common stock of Clinigence Holdings, Inc. All outstanding preferred member and common units of Clinigence, LLC immediately preceding the exchange were treated as one class. Prior to the acquisition and share exchange there were 360,000 shares of common stock of Clinigence Holdings, Inc. outstanding.

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iGambit Definitive Merger Agreement

On June 24, 2019, the Company entered into letter of intent with Letter of Intent (“LOI”) with iGambit to effectuate a reverse triangular merger whereby the Company will be the wholly owned subsidiary of iGambit after closing the transaction. In conjunction with the LOI, subsequent definitive merger agreement entered into on August 8, 2019, the Company issued a six month, six percent interest promissory note to iGambit for $393,093 included in Note receivable-related party in the accompanying condensed consolidated balance sheets, and more fully described in Note 7. Subsequent Events

4. Notes and Convertible Notes Payable

Notes payable consisted of the following:

Note Description	June 30, 2019	December 31, 2018
Notes Payable:
Notes Payable with maturities between six months and twelve months from the date of issuance with annual percentage interest rates between 24% and 29%	$8,762	$63,448
Demand notes payable issued to former officers of Qualmetrix, Inc. with an annual percentage interest rate of 8% and matured in October 2018	16,200	—
Notes payable issued in May 2013 with a maturity date of May 2023 and interest rate of Prime +2% (7.5% and 6.5% at December 31, 2018 and 2017, respectively)	—	267,137
Note payable issued in June 2017 with a maturity date of June 2022 and effective interest rate of 10.66%	338,426	449,194
Total Notes payable	$363,388	$779,779
Current portion - related party	(16,200)	—
Current portion	(58,599)	(177,055)
Total Notes payable, net	$288,589	$602,724

Beginning in April 2018, the Company entered into a series of short-term notes with interest rates ranging from 24% to 29% per annum. Throughout the six months ended June 30, 2019 the Company made average monthly principal and interest payments approximating $12,000 per month.

In October 2017, the Company entered into demand notes with its former Chief Executive Officer totaling $100,000. In January through April 2018, the Company issued additional notes to its former Chief Executive Officer totaling $92,000 maturing one year from the date of issuance. In April 2019, one of the notes was settled via a cash payment of interest and principal totaling $195,789.

In June 2017, the Company entered into a Revenue Loan Investment for net working capital proceeds of $500,000. The Company is required to make monthly principal and interest payment on the Revenue Loan based on its net cash receipts from operations in the following 3 tiers:

• Tier 1 – Payments at a rate of 6.0% of the net cash receipts from the immediate month prior until cumulative loan payments are based on $2,500,000 of net cash receipts.

• Tier 2 – After achieving loan payments based on $2,500,000 of net cash receipts in a loan year, additional payments are based on 3.0% of amounts in excess of the Tier 1 Cap.

• Tier 3 – Payments at a rate of 0.5% of net cash receipts in excess of $3,200,000 in a loan year.

From the inception of the Revenue Loan in June 2017 through June 30, 2019 the Company has paid its monthly principal and interest payments based on the Tier 1 net cash receipts.

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In May 2013, the Company entered into a note agreement with a financial institution whereby it received net working capital proceeds of $500,000. The Company made monthly principal and interest payments approximating $6,000 per month including a variable interest rate of Prime plus 2% (6.5% as of December 31, 2018). The outstanding balance at June 30, 2019 and December 31, 2018 was $0 and $267,167, respectively.

Convertible notes payable consisted of the following:

Note Description	June 30, 2019	December 31, 2018
Convertible Notes Payable:
Notes payable convertible into CLI common units at $0.44 per unit; nominal interest rate of 5%; and matured in January 2019	—	200,000
Notes payable convertible into CLI common units at $0.59 per unit; nominal interest rate of 12%; and mature at various dates from August 2019 to August 2021; converted in May 2019	—	399,996
Total Convertible notes payable - related party	$—	$599,996
Current portion	—	(300,000)
Total Convertible related party notes payable, net	$—	$299,996

During the three months ended June 30, 2019, the Company issued 638,718 shares of common stock for the full conversion of previously outstanding related party convertible notes totaling $399,997. The Company recognized a loss on conversion of the debt of $130,140 based on the difference between the estimated fair value of the stock issued ($0.83 per share) and the net carrying amount of the debt totaling $399,997 on the date of conversion.

In January 2019, the Company made a cash payment totaling $200,000 to settle a previously outstanding convertible note payable. In conjunction with the payment, approximately 400,000 underlying warrants to purchase units of CLI expired unexercised.

During the six months ended June 30, 2019 the Company recognized total interest expense of $57,024.

5. Stockholders’ Equity

Common Stock and Recapitalization

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.00001. The following provides a description of the common stock issuances for the six months ended June 30, 2019:

During the three months ended June 30, 2019, the Company issued 1,040,000 shares of common stock for cash proceeds totaling $1,209,000 net of offering costs of $91,000. For each common share purchased, the holders also received 0.4 warrants convertible in shares of common stock at an exercise price of $1.50 with an expiration date of December 31, 2024.

During the three months ended June 30, 2019, the Company issued 638,718 shares of common stock for the full conversion of previously outstanding related party convertible notes totaling $530,137, including the recognition of a loss on conversion of $130,140.

During the three months ended March 31, 2019, the Company issued 2,132,000 shares of common stock for cash proceeds totaling $2,478,450, net of offering costs of $186,550. For each common share purchased, the holders also received 0.4 warrants convertible in shares of common stock at an exercise price of $1.50 with an expiration date of December 31, 2024.

As further discussed in Note 3, the Company issued 5,021,950 shares of common stock for the acquisition of substantially all of the assets of QualMetrix, Inc. with an estimated fair value of $4,168,219.

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As further discussed in Note 3, the Company exchanged 15,978,062 outstanding member units of Clinigence, LLC for 7,533,000 shares of common stock. Included in the conversion, the Company converted 3,671,015 inventive units to 1,537,018 shares of Clinigence Holdings, Inc. common stock, net of forfeitures. As part of the conversion, the Company accelerated the vesting of 1,204,121 units (converted to 504,154 shares of Clinigence Holdings, Inc. common stock) and recognized additional compensation cost associated with the accelerated vesting of approximately $542,000. Clinigence had 360,000 shares of common stock outstanding prior to the combination with QualMetrix.

Warrants

The Company issued full vested warrants to investors as part of a private placement offering. Each unit offered in the private placement consisted of one share of common stock, and a warrant convertible into 0.4 shares of common stock at an exercise of $1.50 per whole share. The warrants are exercisable for a period of five years from the date of issuance.

A summary of the warrant activity is as follows (converted to whole number of shares at a rate of 0.4 to 1):

	Warrants	Weighted Average Exercise Price
Outstanding at January 1, 2018	618,062	$0.81
Granted	1,903,200	1.50
Forfeited and cancelled	(402,062)	0.44
Outstanding at June 30, 2019	2,119,200	$1.50
Vested at June 30, 2019	2,119,200	$1.50

During the six months ended June 30, 2019 the Company issued its placement agent 634,400 warrants with an exercise price of $1.50 per share exercisable for a period of five years.

6. Commitments and Contingencies

The Company leases its office space under a 64-month non-cancellable lease arrangement that began on January 1, 2019 and expires in April 2024. The lease payments escalate at a rate of three percent per annum and begin with base monthly lease payments of $5,477.

The following table provides the lease payments due by year under the Company’s non-cancellable lease agreement:

Year	Amount
2019	$32,864
2020	67,700
2021	69,731
2022	71,823
2023	73,978
Thereafter	25,399
Total	$341,495

From time to time, the Company is involved in lawsuits, claims, investigations and proceedings that arise in the ordinary course of business. The Company is not a named party in any other pending or threatened litigation that we expect to have a material adverse impact on our business, results of operations, financial condition or cash flows.

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7. Subsequent Events

The Company evaluated its financial statements for subsequent events through September 18, 2019, the date these financial statements were available to be issued.

In August 2019, the Company issued 945,000 shares of fully vested common stock for compensation to two individuals totaling $784,351.

In August 2019, the Company agreed to issue options to purchase an aggregate of approximately 200,000 shares of common stock. As of September 18, 2019, the Company has not granted the underlying options or determined the vesting, exercise price or maturity date.

On August 8, 2019, the Company entered into a definitive merger agreement with iGambit, Inc (“iGambit”). Pursuant to the Merger Agreement, iGambit, subject to certain conditions therein, shall issue shares of its common stock, on a fully-diluted pro rata basis, to the equity holders of the Company in exchange for 100% of the outstanding equity securities of the Company by means of a reverse triangular merger in which a wholly owned subsidiary of iGambit shall merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of iGambit (the “Merger”). If the closing of the Merger occurs (the “Closing”), the former Company equity holders shall own 85%, on a fully-diluted basis, of iGambit’s issued and outstanding common stock and the former iGambit equity holders shall own 15%, on a fully-diluted basis, of iGambit’s issued and outstanding common stock, in each case on a fully-diluted, as converted basis as of immediately prior to the Closing (including options, warrants and other rights to acquire equity securities of iGambit). To the extent necessary, iGambit shall increase the authorized number of shares to complete the issuance of shares. Any repurchase rights applicable to shares of the Company common stock prior to the Merger shall remain in effect after the Closing, and shall become rights to repurchase the shares of iGambit common stock issued in exchange for such shares of the Company common stock.

Immediately prior to the consummation of the Merger, (i) all issued and outstanding Series A Preferred Stock of iGambit shall be redeemed at $0.001 per share so that the only issued and outstanding equity securities of iGambit shall be common stock, (ii) any promissory notes shall be repaid or converted , and (iii) iGambit shall complete a to-be-mutually-determined reverse stock split such that the only issued and outstanding equity securities, including outstanding options and warrants, of iGambit shall be shares of common stock.

The Merger Agreement has certain binding obligations and the transaction is subject to various conditions to closing, approval of the Company’s Board of Directors, approval of the Company’s stockholders, if required, and definitive documentation.

As of September 18, 2019, the Company advanced iGambit an additional $50,000 under the same terms as the outstanding note receivable as described in Note 3.

CLINIGENCE MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2019

You should read the following discussion and analysis of Clinigence Holdings, Inc. (“Clinigence”) financial condition and results of operations together with the Clinigence Holdings, Inc. Condensed Consolidated Financial Statements for the Six Months ended June 30, 2019, Clinigence Holdings, Inc. Condensed Consolidated Pro-Forma Statement of Operations for the Years Ended December 31, 2018 and 2017 (Unaudited) and Clinigence’s consolidated financial statements and related notes included elsewhere in this Information Statement, including financials attached as an Annex to this Information Statement. This discussion and other parts of this Information Statement contain forward-looking statements that involve risks and uncertainties, such as its plans, objectives, expectations, intentions and beliefs. Clinigence’s actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those included elsewhere in this Information Statement.

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INTRODUCTION

Company Overview

Clinigence (the “Company”, “we”, “us”, “our”, “it”) is a population health analytics company that provides turnkey SaaS solutions that enable connected intelligence across the care continuum by transforming massive amounts of data into actionable insights. Clinigence’s solutions help healthcare organizations throughout the United States improve the quality and cost-effectiveness of care, enhance population health management and optimize provider networks. Clinigence enables risk-bearing healthcare organizations achieve their objectives on the path to value-based care. Clinigence’s platform automatically extracts and delivers targeted data insights from its cloud-based analytics engine directly to the workflows and technologies of its customers. This enhances end-user workflows with actionable analytics, seamlessly delivers data from disparate sources to the point of engagement, automates the delivery of data to ensure on-time access, and reduces dependency on non-essential applications from the end-user’s workflow. All of this allows the healthcare organization to enable population health management, manage cost and utilization, improve quality, identify gaps in care, risk stratify and target patients, increase collaboration among providers and to optimize network provider performance.

In October 2018, Clinigence Holdings, Inc. was formed as a wholly-owned subsidiary of Clinigence, LLC. On March 1, 2019, Clinigence entered into a Contribution Agreement by and among Clinigence Holdings, Inc. (“Clinigence”), QualMetrix, Inc. (“QMX”), and the Members of Clinigence, LLC (the “Contribution Agreement”) whereby Clinigence Holdings, Inc. acquired all of the assets and operations and assumed all of the liabilities of QMX. Clinigence acquired substantially all of the assets of QMX to further its SAAS-based offerings to its customers and expand into new markets. The goodwill is derived largely from the expected growth of Clinigence, as well as synergies and economies of scale expected from combining the operations of QMX with Clinigence. Pursuant to the Contribution Agreement, Clinigence shares were issued to QMX in exchange for substantially all of the assets of QMX. QMX subsequently distributed Clinigence shares to QMX stockholders in connection with QMX’s dissolution. All outstanding shares of QMX immediately preceding its dissolution were treated as one class. On the date of the combination, the shares of common stock issued to QMX had an estimated fair value of $0.83 per share based on an independent valuation.

In addition to the acquisition of substantially all of the assets of QMX, as part of the Contribution Agreement, 15,978,062 issued and outstanding member units (including incentive units) of Clinigence, LLC were exchanged for 7,533,000 shares of common stock of Clinigence. All outstanding preferred member and common units of Clinigence, LLC immediately preceding the exchange were treated as one class. Prior to the acquisition and share exchange there were 360,000 shares of common stock of Clinigence Holdings, Inc. outstanding.

On June 24, 2019, Clinigence entered into letter of intent with Letter of Intent (“LOI”) with iGambit, Inc. to effectuate a reverse triangular merger whereby Clinigence will be the surviving entity and a wholly owned subsidiary of iGambit after closing the transaction. In conjunction with the LOI, and subsequent definitive merger agreement entered into on August 8, 2019, Clinigence issued a six-month, six percent interest on promissory note to iGambit for $393,093 included in Note receivable-related party in the accompanying condensed consolidated balance sheets.

Results of Operations

Revenue. We recognized approximately $657,000 of revenue for the six months ended June 30, 2019. As we continue to integrate the operations of QualMetrix and expand our marketing efforts we expect our revenues to increase on a quarter over quarter basis, however, there can be no assurance we will be successful in these efforts.

Operating Expenses. General and Administrative Expenses was approximately $1,901,000 for the six months ended June 30, 2019. Our General and Administrative Expenses consists of general corporate overheard including professional fee of approximately $1,082,000; payroll and related costs of approximately $583,000; rent and other facility costs of approximately $54,000; and general overhead including travel and insurance of approximately $182,000. Significant portions of professional fees and payroll are related to merger activity including a one-time charge for accelerated vesting of previously outstanding incentive awards of approximately $542,000. We expect that upon completion of the merger including the transaction with iGambit we expect our overall corporate overhead to remain flat and we do not expect to incur professional fees at these levels within the normal course of business unless we pursue additional merger and acquisitions activity

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Sales and marketing expense of $162,000 primarily consists of trade shows including travel costs, payroll for marketing personnel and other advertising and media campaigns.

Research and development expense of approximately $464,000 consists of internal payroll and external consultants continuing to develop and improve our platform.

Other Income (Expense). We reported a non-recurring loss on related party convertible debt conversions of approximately $130,000 based on the difference between the estimated fair value of the stock issued ($0.83 per share) to convert the debt and the net carrying amount of the debt totaling $399,997 on the date of conversion. As of June 30, 2019, all of the previously outstanding convertible notes payable were fully settled. During the six months ended June 30, 2019, the Company recognized interest expense of approximately $57,000 on its outstanding notes and convertible notes payable. The Company expects its interest expense to decline for the remainder of 2019 due to the settlement of previously outstanding notes and convertible notes payable of approximately $1,236,000 of which approximately $836,000 was paid in cash with the remaining $400,000 converted to 638,718 shares of common stock.

Liquidity and Capital Resources

As reflected in the accompanying consolidated financial statements, at June 30, 2019, we had working capital of approximately $166,000 and unrestricted cash of approximately $828,000. While as of June 30, 2019 we have a working capital surplus we have operated at a net loss since inception. In order to execute our business plans, including the expansion of operations, we will need to raise additional capital. We currently do not having any firm funding commitments.

Cash Used in Operations

Net cash used in operating activities of approximately $1,689,000 for the six months ended June 30, 2019 primarily consisted of our operating revenues not being sufficient to cover our on-going obligations partially off-set by a non-recurring, non-cash charge of $542,000 for stock based compensation and loss on debt conversion of approximately $130,000, and a net increase in assets of approximately $48,000.

Cash Used for Investing Activities

Net cash used for investing activities primarily consisted of funding a loan to iGambit of approximately $393,000 to pay down debt prior to our expected merger transaction as well as the acquisition of property and equipment used for operations of approximately $84,000.

Cash Provided by Financing Activities

During the six months ended June 30, 2019, we issued approximately 3,200,000 shares of common stock for net cash proceeds of approximately $3,200,000, and made principal payments on previously outstanding notes and convertible notes payable totaling approximately $836,000.

Plan of Operation and Funding

We expect that working capital requirements will continue to be funded through a combination of our existing funds and further issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business. Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund our operations over the next twelve months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business and (ii) marketing expenses. We intend to finance these expenses with further issuances of securities, and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current stockholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

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Our primary capital requirements in 2019 are likely to arise from the expansion of our Clinigence operations. We anticipate raising capital in the private markets to cover any such costs, though there can be no guaranty we will be able to do so on terms we deem to be acceptable. We do not have any plans at this point in time to obtain a line of credit or other loan facility from a commercial bank.

While we believe in the viability of our strategy to improve Clinigence’s sales volume, and in our ability to raise additional funds, there can be no assurances that we will be able to fully effectuate our business plan.

We believe we will continue to increase our cash position and liquidity for the foreseeable future. We believe we have enough capital to fund our present operations.

Contractual Obligations and Commitments

Clinigence leases its office space under a 64-month non-cancellable lease arrangement that began on January 1, 2019 and expires in April 2024. The lease payments escalate at a rate of three percent per annum and begin with base monthly lease payments of $5,477.

The following table provides the lease payments due by year under Clinigence’s non-cancellable lease agreement:

Year	Amount
2019	$32,864
2020	67,700
2021	69,731
2022	71,823
2023	73,978
Thereafter	25,399
Total	$341,495

Additionally, our currently outstanding debt obligation totaling approximately $338,000 fully mature in 2022.

Off-Balance Sheet Arrangements

As of June 30, 2019, Clinigence had no off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K as promulgated by the SEC.

PRINCIPAL STOCKHOLDERS OF CLINIGENCE

The following table and the related notes present information on the beneficial ownership of shares of Clinigence’s capital stock as of June 30, 2019 held by:

•	each director of Clinigence;

•	each executive officer of Clinigence;

•	all of Clinigence’s current directors and executive officers as a group; and

•	each stockholder known by Clinigence to beneficially own more than five percent of its common stock on an as converted basis.

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Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Outstanding
Principal Stockholders:
Avenue 4 Special Situations FU (Series 3)	2,140,000	12.58%
Michal International Investment	1,317,991	7.75%

Directors and Named Executive Officers:
Martin Breslin, Director	3,080,381	18.11%
Jacob Margolin, Chief Executive Officer and Director	1,403,426	8.35%
David Meiri, Director	1,044,423	6.14%
Dr. Warren Hosseinion, Chairman, Director	915,000	5.38%
Dr. Lawrence Schimmel, Chief Medical Officer	337,627	1.98%
Charles Kandzierski, Chief Technology Officer	165,394	.97%
Mihir Shah, Chief Financial Officer	302,000	1.78%
Mark R. Fawcett, Director	40,000	.24%
All directors and executive officers as a group)	10,746,242	63.17%

(1) Avenue 4 Special Situations FU (Series 3) also owns warrants to purchase 856,000 shares of Clinigence Common Stock.

(2) 675,000 shares are restricted shares subject to vesting on the closing of the Merger on or before December 31, 2019. Dr. Warren Hosseinion also owns warrants to purchase 96,000 shares of Clinigence Common Stock.

(3) 270,000 shares are restricted shares subject to vesting on the closing of the Merger on or before December 31, 2019. Mihir Shah also owns warrants to purchase 12,800 shares of Clinigence Common Stock.

(4) Mark R. Fawcett also owns warrants to purchase 16,000 shares of Clinigence Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of June 30, 2019, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, Clinigence believes that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to Clinigence by such stockholders. Unless otherwise indicated, the address for each stockholder listed is: c/o Clinigence Holdings, Inc., 55 Ivan Allen Jr Blvd NW, Ste. 875, Atlanta, GA 30308.

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